Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523
Tuesday, January 16, 2007
WELLS FARGO REPORTS RECORD ANNUAL REVENUE, EPS

2006 Highlights:
•	Record diluted earnings per share of $2.49, up 11 percent
•	Record net income of $8.48 billion, up 11 percent
•	Return on equity of 19.65 percent
•	Record revenue of $35.69 billion, up 8 percent; 12 percent revenue growth in businesses other than Wells Fargo Home Mortgage (Home Mortgage)
Fourth Quarter 2006 Highlights:
•	Diluted earnings per share of $0.64, up 12 percent from prior year
•	Net income of $2.18 billion, up 13 percent from prior year
•	Record revenue of $9.41 billion, up 11 percent from prior year; 14 percent revenue growth in businesses other than Home Mortgage
•	Strong loan growth
o Average loans up 11 percent (annualized) from prior quarter
o Average commercial and commercial real estate loans up 10 percent (annualized) from prior quarter
•	Average core deposits up 6 percent from prior year; up 11 percent (annualized) from prior quarter
•	Net interest margin of 4.93 percent, up 9 basis points from prior year, up 14 basis points from prior quarter

Selected Financial Information	Full Year			Fourth Quarter
			%			%
Earnings	2006	2005	Change	2006	2005	Change
Diluted earnings per share	$2.49	$2.25	11%	$0.64	$0.57	12%
Net income (in billions)	8.48	7.67	11	2.18	1.93	13
Asset Quality
Net charge-offs as % of avg. total loans	0.73%	0.77%	(5)	0.92%	0.91%	1
Nonperforming loans as % of total loans	0.52	0.43	21	0.52	0.43	21
Other
Revenue (in billions)	$35.69	$32.95	8	$9.41	$8.49	11
Average loans (in billions)	306.9	296.1	4	312.2	305.7	2
Average core deposits (in billions)	260.0	242.8	7	267.8	253.4	6

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $2.49 for 2006, up 11 percent from $2.25 in 2005. Net income was a record $8.48 billion, up 11 percent from $7.67 billion in 2005. For fourth quarter 2006, net income was $2.18 billion, or $0.64 per share, compared with $1.93 billion, or $0.57 per share, for fourth quarter 2005, an increase in earnings per share of 12 percent.
“Our outstanding team has done it again – another terrific year of exceptional, broad-based performance across our more than 80 businesses with double-digit growth for the quarter in both revenue and earnings per share,” said Chairman and CEO Dick Kovacevich. “But that’s nothing new. Over the past twenty years, our annual compound growth rate in earnings per share was 14 percent and our annual compound rate in revenue was 12 percent. Our total annual compound stockholder return of 14 percent the past five years was more than double the S&P 500® – and at 15 percent almost double for the past ten years. We far out-paced the S&P 500 the past 15 and 20 years with total annual compound shareholder returns of 18 percent and 21 percent, respectively – periods with almost every economic cycle and economic condition a financial institution can experience. Our cross-sell set records for the eighth consecutive year – 5.2 products per Community Banking household, almost one in five have more than eight, six for Wholesale Banking customers, and our average middle-market commercial banking customer has more than seven products. We became the first major U.S. bank to enable customers to wire money account-to-account to China and Vietnam. We continue to be #1 in many categories of financial services nationally, including retail mortgage originations, home equity lending, small business lending, agricultural lending, internet banking, and provider of financial services to middle-market companies in the western U.S.”
Financial Performance
“Fourth quarter earnings per share growth of 12 percent capped another year of double-digit earnings growth, driven by strong revenue growth, wider operating margins and continued strengthening of our balance sheet,” said Chief Financial Officer Howard Atkins. “The breadth and depth of our business model, once again in the fourth quarter, resulted in very strong and balanced growth across market segments (community banking earnings up 9 percent; wholesale banking earnings up 14 percent; Wells Fargo Financial earnings up 64 percent), across product sources (net interest income up 4 percent, noninterest income up 19 percent) and across businesses (double-digit revenue and/or profit growth in regional banking, business direct, private client services, credit and debit card, corporate trust, commercial banking, asset-based lending, asset management, Eastdil Realty, insurance, international, commercial real estate, and specialized financial services).”
Revenue
Revenue for the year was a record $35.7 billion, up 8 percent from $32.9 billion in 2005. Revenue growth accelerated to 11 percent in the fourth quarter, up $921 million from a year ago to $9.4 billion in fourth quarter 2006. On a linked-quarter basis, revenue increased $479 million, or 21 percent (annualized). Full-year Home Mortgage revenue declined $704 million to $4.2 billion in 2006 from $4.9 billion in 2005 and declined $116 million to $1.0 billion in fourth quarter 2006 from $1.1 billion in fourth quarter 2005. On a linked-quarter basis, Home Mortgage revenue increased $110 million. Combined revenue in businesses other than Home Mortgage grew 12 percent on a full-year basis from 2005 to 2006, increased 14 percent from fourth quarter 2005 to fourth quarter 2006 and increased 18 percent (annualized) on a linked-quarter basis. Virtually every major business line other than Home Mortgage generated double-digit revenue growth.

Loans
Average loans of $312.2 billion in fourth quarter 2006 grew $8.2 billion, or 11 percent (annualized), on a linked-quarter basis and growth was not affected by any adjustable rate mortgages (ARMs) sales. Year-over-year, average loans increased $6.5 billion, or 2 percent. Excluding real estate 1-4 family first mortgage – the loan category affected by the sale of ARMs during the year – total average loans grew by $31.9 billion, or 14 percent, from fourth quarter 2005.
Average commercial and commercial real estate loans increased $11.5 billion, or 11 percent, from fourth quarter 2005 and increased $3.0 billion, or 10 percent (annualized), on a linked-quarter basis. Year-over-year, there has been double-digit growth for nine consecutive quarters.
Average consumer loans increased $5.1 billion, or 11 percent (annualized), on a linked-quarter basis and decreased $6.3 billion from fourth quarter 2005 due to the previous sales of ARMs. Excluding real estate 1-4 family first mortgages, average consumer loans increased $19.1 billion, or 16 percent, from a year ago. Average real estate 1-4 family junior lien mortgage, credit card, and other revolving credit and installment loans grew at double-digit rates from a year ago.
Deposits
Average core deposits of $267.8 billion for fourth quarter 2006 increased $7.4 billion, or 11 percent (annualized), on a linked-quarter basis and grew $14.4 billion, or 6 percent, from fourth quarter 2005. Average mortgage escrow deposits were $20.2 billion for fourth quarter 2006, up $2.5 billion from fourth quarter 2005 and up $846 million on a linked-quarter basis. Excluding mortgage escrow balances, total average core deposits grew 5 percent from fourth quarter 2005 and 11 percent (annualized) on a linked-quarter basis. Average retail core deposits grew $5.3 billion, or 3 percent, from fourth quarter 2005 and increased $3.6 billion, or 7 percent (annualized), on a linked-quarter basis. Average net new consumer checking accounts grew 4.7 percent from fourth quarter 2005. “We continued to experience good growth in core deposits and in net new checking accounts,” said Atkins.
Net Interest Income
Net interest income for fourth quarter 2006 increased 4 percent from a year ago and was relatively flat from third quarter 2006. For the fourth quarter, the net interest margin increased 14 basis points to 4.93 percent on a linked-quarter basis, increased 9 basis points from a year ago and increased 10 basis points from mid-2004 when the Federal Reserve began raising interest rates. “The increase in the margin was driven by several factors,” said Atkins. “First, we sold our lowest-yielding long-term securities in the third quarter, in part related to our use of securities to hedge a portion of our mortgage servicing rights (MSRs). Second, high-quality, higher-yielding commercial and consumer loans grew solidly in the fourth quarter relative to lower-yielding securities and mortgages held for sale. Third, we continued to experience good deposit growth while maintaining our deposit pricing discipline.”
Noninterest Income
Noninterest income increased $710 million, or 19 percent, from fourth quarter 2005 and 49 percent (annualized) on a linked-quarter basis. Noninterest income increased across the Company’s businesses with strong double-digit increases from fourth quarter 2005 in trust and investment fees (up 18 percent); debit and credit card fees (up 22 percent); other fees, primarily commercial real estate brokerage (up 15 percent); and insurance fees (up 10 percent). Capital markets and equity investment results also were strong during the quarter. At December 31, 2006, the unrealized net gains on securities available for sale were $926 million.
Mortgage banking noninterest income increased $49 million from fourth quarter 2005, and $193 million from third quarter 2006, primarily due to higher servicing fees as the total servicing portfolio continued to grow, and improved margins on sales of loans. In fourth quarter 2006, market-related valuation changes to MSRs, net of hedge results, were largely offset by other related valuation and interest rate driven charges to mortgage banking noninterest income.
Noninterest Expense
Noninterest expense was up $528 million, or 11 percent, from fourth quarter 2005 and up $330 million from third quarter 2006. Noninterest expense for fourth quarter 2006 included $26 million in stock option expense and a $31 million expense paid in the quarter to call approximately $800 million of trust preferred securities. Because the Company was able to refinance this debt at a rate approximately 200 basis points lower, its net interest expense will be reduced by approximately $320 million over the next twenty years. Fourth quarter expenses also included approximately $84 million of expenses ($22 million of which was integration-related) from companies or businesses acquired during 2006, including Secured Capital Corp. and the operating platform of the servicing portfolio acquired from Washington Mutual. “We continued to invest in our people and our businesses,” said Atkins. “In 2006, we opened 109 regional banking stores, including 33 stores this quarter. We grew our sales and service force by adding 4,497 team members (full-time equivalents) in 2006, including 1,914 retail platform bankers. Despite these added expenses, our efficiency ratio was 57.5 percent in fourth quarter 2006, flat from a year ago and up slightly from 56.9 percent in third quarter 2006. All of the slight increase in the efficiency ratio from third quarter 2006 was essentially due to the $31 million call premium expense and the $22 million of integration expense.”
Credit Quality
“Fourth quarter 2006 credit results were in line with our expectations,” said Chief Credit Officer Mike Loughlin. Fourth quarter net credit losses were $726 million (0.92 percent of average loans, annualized) compared with $663 million (0.86 percent) in third quarter 2006 and $703 million (0.91 percent) in fourth quarter 2005. Fourth quarter 2005 net losses included $171 million (0.22 percent) of incremental one-time losses attributed to bankruptcy legislation enacted during that quarter.
“All loan portfolios, excluding auto, continued to perform at or better than expectations,” said Loughlin. “We saw a modest increase in residential real estate losses from very low run rates. We continued to be satisfied with the performance of our residential first and second mortgage portfolios. In the wholesale loan portfolios, loss rates continued to be low, but we expect them to modestly increase during 2007.
“As expected, during the fourth quarter, the auto loan portfolio continued to post losses at elevated levels, although compared with the third quarter, losses in that category were essentially flat. During the fourth quarter, we continued to hire and train new collectors and contracted with external collections vendors to increase capacity. We also adjusted account acquisition strategies to reduce new loan volumes, particularly in higher-risk tiers. We anticipate these actions will stabilize losses in early 2007 and lead to improved loss rates. We monitor vintage credit performance to identify potential adverse credit or economic trends. We saw higher delinquency and losses in recent auto vintages, consistent with industry-wide experience.

We did not see any material deterioration of any vintages, including the most recent vintages, in other consumer portfolios, such as credit cards or home equity.”
Total nonperforming assets were $2.42 billion (0.76 percent of loans) at December 31, 2006, compared with $2.10 billion (0.68 percent) at September 30, 2006. Fully insured GNMA mortgages in foreclosure of $322 million and $266 million were included in the fourth and third quarter balances, respectively. At year-end 2005, nonperforming assets were $1.53 billion (0.49 percent). “Residential real estate loans and repossessed autos comprised about 70 percent of total nonperforming assets and had relatively low loss content,” said Loughlin. “Commercial and commercial real estate nonperforming assets, at $543 million, remained at historically low levels and had minimal land, real estate construction or condo conversion exposure.”
Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income of the three business segments was:

	Full Year			Fourth Quarter
			%			%
Net income (in millions)	2006	2005	Change	2006	2005	Change
Community Banking	$5,531	$5,473	1	$1,512	$1,387	9
Wholesale Banking	2,086	1,789	17	508	445	14
Wells Fargo Financial	865	409	111	161	98	64

“The value of our diversified business model and the efforts of our outstanding team members have once again led to strong financial performance and an improved customer experience,” said President and Chief Operating Officer John Stumpf. “We’ve said that an engaged team creates loyal customers and, in 2006, we continued to set new records in team member engagement and customer cross-sell. Our customers continued to benefit from the investments we’ve made in our broad distribution network of stores, phone bank, ATMs and wellsfargo.com. Placer Sierra Bancshares, which we recently agreed to acquire, pending necessary approvals, will help increase Wells Fargo’s presence in California and provide more service points for our customers. Our team remains focused on satisfying all of the financial needs of our customers and helping them succeed financially.”
More financial information about the business segments is on pages 26 and 27.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Full Year			Fourth Quarter
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Total revenue	$23,032	$22,120	4	$6,130	$5,713	7
Provision for credit losses	887	895	(1)	275	285	(4)
Noninterest expense	13,822	12,972	7	3,558	3,336	7
Net income	5,531	5,473	1	1,512	1,387	9
Average loans (in billions)	178.0	187.0	(5)	175.7	190.5	(8)
Average assets (in billions)	320.2	297.7	8	311.9	313.8	(1)

Private Client Services highlights
•	Private Banking average deposits up 15 percent from prior year; average loans up 8 percent from prior year
•	Brokerage assets under administration of $88 billion, up 19 percent from prior year
•	800 private bankers at year-end, up 110, or 16 percent, from year-end 2005
Internet highlights
•	8.5 million active online consumer customers, up 18 percent from prior year, serving 61 percent of consumer checking accounts
•	4.8 million bill payment and presentment customers, up 43 percent from prior year
•	800,000 active online small business customers, up 25 percent from prior year
Community Banking reported net income of $5.53 billion for 2006, up from $5.47 billion for 2005. Total revenue for 2006 increased 4 percent, driven by loan and deposit growth offsetting $704 million lower revenue from the mortgage company. Noninterest expense for 2006 increased 7 percent driven by investments in technology, distribution and sales staff. The provision for credit losses for 2006 decreased $8 million from 2005. Fourth quarter provision for credit losses was $275 million, a decrease of $10 million from 2005, reflecting incremental consumer bankruptcy filings before the mid-October 2005 legislative reform.
Regional Banking highlights
•	Record core product sales of 18.7 million, up 17 percent from 2005
•	Record retail bank household cross-sell of 5.2 products per consumer household
•	Sales of Wells Fargo Packages® (a checking account and at least 3 other products) up 44 percent from 2005
•	Net consumer checking accounts up 4.7 percent from 2005
•	Team member engagement ratio (engaged to actively disengaged) of 7.1 to 1 improved from 5.8 to 1 in 2005
•	Store-based customer loyalty scores continued to improve with December 2006 up 32 percent over January 2004
•	Business Banking
o	Store-based business solutions up 26 percent from 2005
o	Loans to small businesses (loans primarily less than $100,000 on our Business Direct platform) grew 19 percent from 2005
o	Net business checking accounts up 4.3 percent from 2005
o	Business Banking household cross-sell at 3.3, up from 3.0 in 2005
“Our great team – focused on our vision of earning all of our customers’ business and helping them succeed financially – achieved outstanding results in 2006 with a record 18.7 million core product solutions (sales) to customers, up 17 percent over 2005,” said Carrie Tolstedt, group EVP, Regional Banking. “Our retail bank household cross-sell continued to rise to a record high of 5.2. In 2006, 62 percent of new checking account customers purchased Wells Fargo Packages. These results would not be possible without the dedication of our talented team members. In 2006, our team member engagement ratio rose to 7.1 to 1, up from 5.8 to 1 in 2005. Additionally, we continue to see positive trends in our customer experience levels. We conduct 50,000 store-based customer surveys per month. For customers transacting at the teller line, welcoming and wait time survey scores were up 44 percent and customer loyalty scores improved 32 percent, since we began surveying in January 2004. In 2006, we added

1,914 platform banker FTEs, opened 109 banking stores, and added 246 net new webATM® machines to better serve our customers and meet all their financial needs.”

Home Mortgage and Home Equity highlights
•	Mortgage originations of $398 billion in 2006, up 9 percent from prior year
•	Record $1.37 trillion owned mortgage servicing portfolio, up 38 percent from prior year
•	Mortgage servicing customers of 7.6 million, up 37 percent from prior year
•	Mortgage application pipeline of $48 billion, compared with $50 billion at December 31, 2005
•	National Home Equity Group portfolio of $79 billion, up 10 percent from December 31, 2005
“The past year has been a very challenging year for the mortgage industry with the flat to inverted yield curve and a slowdown in the housing sector,” said Mark Oman, senior EVP, Home and Consumer Finance Group. “Despite this environment, we continued our long track record of growing our mortgage servicing businesses at double-digit rates, which provides opportunities to cross-sell and retain these customers. We remain very disciplined in residential real estate lending by ensuring that our product offering is appropriate for both our customers and the investors in our securities. We have not offered some of the higher-risk products, such as the payment option ARM.”
Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities, and institutional investments.

Selected Financial Information	Full Year			Fourth Quarter
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Total revenue	$7,234	$6,149	18	$1,883	$1,545	22
Provision for credit losses	16	1	—	25	7	257
Noninterest expense	4,114	3,487	18	1,105	876	26
Net income	2,086	1,789	17	508	445	14
Average loans (in billions)	71.4	62.2	15	75.0	64.7	16
Average assets (in billions)	97.1	89.6	8	97.9	92.8	5

•	Record net income of $2.1 billion in 2006, up 17 percent from 2005, 8th consecutive year of record earnings
•	Average loan growth of 15 percent from 2005
•	Record cross-sell of 6 products per customer
•	Opened new commercial banking offices in Pasadena, California, and Pittsburgh, Pennsylvania, in fourth quarter
“Wholesale Banking, for the eighth consecutive year, achieved record net income with strong double-digit growth in revenue and loans across the businesses,” said Dave Hoyt, senior EVP, Wholesale Banking Group. “We continue to focus on satisfying all of our customers’ financial needs, increasing to 6 products per wholesale banking customer. Two-thirds of our commercial banking customers are active users of our industry-leading Commercial Electronic Office® (CEO®) online business portal. We processed more than $90 billion of checks through our internet-based industry-leading Desktop DepositSM service.

“To continue providing outstanding service and advice to our customers, we acquired this year commercial real estate investment advisor Secured Capital Corp., investment banker Barrington Associates, multifamily real estate finance firm Reilly Mortgage, accounts receivable purchasers Commerce Funding and Evergreen Funding, and three commercial insurance agencies. We opened six commercial banking offices, nine commercial real estate offices nationwide and a foreign exchange office in Atlanta. With 14 offices, we have one of the largest foreign exchange sales teams in North America.”
Wholesale Banking reported record net income of $2.1 billion in 2006, up 17 percent over 2005, driven largely by an 11 percent increase in earning assets and an expanding net interest margin, as well as continuing low loan losses. Average loans rose 15 percent to $71.4 billion in 2006 from $62.2 billion in 2005, with double-digit increases across the majority of the wholesale lending businesses. Average deposits grew 45 percent entirely due to increases in interest-bearing deposits, driven by a mix of organic customer growth, conversions of customer sweep accounts from off-balance sheet money market funds into Wells Fargo deposits, and continued growth in foreign central bank deposits. The provision for credit losses was $16 million in 2006, compared with $1 million a year earlier. Noninterest income increased 15 percent to $4.31 billion in 2006 from $3.76 billion in 2005, due to acquisitions, along with stronger asset management, capital markets, insurance and foreign exchange revenue. Noninterest expense increased 18 percent to $4.11 billion in 2006 from $3.49 billion in 2005, driven by higher personnel-related expenses including staff additions, merit increases, higher incentive payments, and stock option expense along with higher expenses from our acquisitions, expenses related to higher sales volumes, and investments in new offices, businesses and systems.
Wells Fargo Financial offers consumer loans primarily through real estate-secured debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States, Canada, Puerto Rico and the Pacific Rim.

Selected Financial Information	Full Year			Fourth Quarter
			%			%
(in millions)	2006	2005	Change	2006	2005	Change
Total revenue	$5,425	$4,680	16	$1,400	$1,234	13
Provision for credit losses	1,301	1,487	(13)	426	411	4
Noninterest expense	2,806	2,559	10	748	671	11
Net income	865	409	111	161	98	64
Average loans (in billions)	57.5	46.9	23	61.5	50.5	22
Average assets (in billions)	62.9	52.7	19	67.0	56.1	19

•	Average loans up 23 percent from 2005
•	Average loans up 15 percent (annualized) from prior quarter
o	Real estate-secured receivables up 12 percent (annualized) to $21.9 billion
o	Auto finance receivables up 15 percent (annualized) to $27.4 billion
“Wells Fargo Financial completed another strong year, with record net earnings to go along with continued refinement of our business model,” said Tom Shippee, Wells Fargo Financial president and CEO. “We successfully completed a number of strategic initiatives that make us better positioned to serve the financial needs of our customers. For example, in the past year we combined our auto lending and consumer lending stores in the U.S. into a single-store network, and we integrated all of Wells Fargo’s indirect auto lending operations in the U.S. and Canada into one full-spectrum automobile lending business.
“During the fourth quarter, we continued to focus on reducing losses and delinquencies in our auto lending business by improving processes and staffing levels in collections. As a result, our auto growth slowed as expected in the fourth quarter. Auto loans grew less than 2 percent from the end of the third quarter. Our real estate-secured lending portfolio continued to grow, although at a slower pace than in previous quarters, which was consistent with industry trends.”
Wells Fargo Financial reported net income of $865 million in 2006, up from $409 million in 2005. Net income for 2005 included incremental losses due to the change in the bankruptcy law, a first quarter 2005 $163 million charge (pre tax) to conform Wells Fargo Financial’s charge off practices with Federal Financial Institution Examination Council guidelines, and $100 million (pre tax) for estimated losses from Hurricane Katrina. Net income for 2006 included a $50 million (pre tax) release of provision for credit losses reversing the remaining portion of the provision for Hurricane Katrina. Revenue rose 16 percent in 2006 to $5.43 billion, compared with $4.68 billion in 2005. The provision for credit losses was $1.30 billion in 2006, down from $1.49 billion in 2005. Noninterest expense was $2.81 billion in 2006, up from $2.56 billion in 2005.
Recorded Message
A recorded message reviewing Wells Fargo’s results is available at 5:30 a.m. Pacific Time through January 19, 2007. Dial 877-660-6853 (domestic) or 201-612-7415 (international). Enter account number 286 and conference ID 224548. The call is also available on the internet at www.wellsfargo.com/ir and http://www.vcall.com/IC/CEPage.asp?ID=112336. The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including statements about the expectation that certain actions taken in fourth quarter 2006 will stabilize losses in the auto loan portfolio in early 2007 and will lead to improved loss rates in that portfolio, the expectation that losses in the wholesale loan portfolios will modestly increase in 2007, the statement that future net interest expense will be reduced as a result of the call of trust preferred securities, and the statement that our presence in the California market will increase as a result of the pending Placer Sierra Bancshares transaction. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations, including how fast the increased collection capability for our consumer auto loans produces effective results. For factors that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2005, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, including “Risk Factors” in each report.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

Wells Fargo & Company is a diversified financial services company with $482 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,000 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. has the highest possible credit rating, “Aaa,” from Moody’s Investors Service and the highest credit rating given to a U.S. bank, “AA+,” from Standard & Poor’s Ratings Services.
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended December 31,		%	Year ended December 31,		%
($ in millions, except per share amounts)	2006	2005	Change	2006	2005	Change

For the Period
Net income	$2,181	$1,930	13%	$8,482	$7,671	11%
Diluted earnings per common share	0.64	0.57	12	2.49	2.25	11

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.79%	1.63%	10	1.75%	1.72%	2
Net income to average stockholders’ equity (ROE)	18.99	19.22	(1)	19.65	19.59	—

Efficiency ratio (1)	57.5	57.5	—	58.1	57.7	1

Total revenue	$9,413	$8,492	11	$35,691	$32,949	8

Dividends declared per common share	0.28	0.26	8	1.08	1.00	8

Average common shares outstanding	3,379.4	3,350.8	1	3,368.3	3,372.5	—
Diluted average common shares outstanding	3,424.0	3,387.8	1	3,410.1	3,410.9	—

Average loans	$312,166	$305,696	2	$306,911	$296,106	4
Average assets	482,585	468,481	3	486,023	445,790	9
Average core deposits (2)	267,791	253,386	6	260,022	242,754	7
Average retail core deposits (3)	216,031	210,729	3	213,818	201,867	6

Net interest margin	4.93%	4.84%	2	4.83%	4.86%	(1)

At Period End
Securities available for sale	$42,629	$41,834	2	$42,629	$41,834	2
Loans	319,116	310,837	3	319,116	310,837	3
Allowance for loan losses	3,764	3,871	(3)	3,764	3,871	(3)
Goodwill	11,275	10,787	5	11,275	10,787	5
Assets	481,996	481,741	—	481,996	481,741	—
Core deposits (2)	270,224	253,341	7	270,224	253,341	7
Stockholders’ equity	45,876	40,660	13	45,876	40,660	13

Capital ratios
Stockholders’ equity to assets	9.52%	8.44%	13	9.52%	8.44%	13
Risk-based capital (4)
Tier 1 capital	8.95	8.26	8	8.95	8.26	8
Total capital	12.50	11.64	7	12.50	11.64	7
Tier 1 leverage (4)	7.89	6.99	13	7.89	6.99	13

Book value per common share	$13.58	$12.12	12	$13.58	$12.12	12

Team members (active, full-time equivalent)	158,000	153,500	3	158,000	153,500	3

Common Stock Price
High	$36.99	$32.35	14	$36.99	$32.35	14
Low	34.90	28.81	21	30.31	28.81	5
Period end	35.56	31.42	13	35.56	31.42	13

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(4)	The December 31, 2006, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
($ in millions, except per share amounts)	2006	2006	2006	2006	2005

For the Quarter
Net income	$2,181	$2,194	$2,089	$2,018	$1,930
Diluted earnings per common share	0.64	0.64	0.61	0.60	0.57

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.79%	1.76%	1.71%	1.72%	1.63%
Net income to average stockholders’ equity (ROE)	18.99	20.00	19.76	19.89	19.22

Efficiency ratio (1)	57.5	56.9	58.9	59.3	57.5

Total revenue	$9,413	$8,934	$8,789	$8,555	$8,492

Dividends declared per common share	0.28	—	0.54	0.26	0.26

Average common shares outstanding	3,379.4	3,371.9	3,363.8	3,358.3	3,350.8
Diluted average common shares outstanding	3,424.0	3,416.0	3,404.4	3,395.7	3,387.8

Average loans	$312,166	$303,980	$300,388	$311,132	$305,696
Average assets	482,585	494,679	491,456	475,195	468,481
Average core deposits (2)	267,791	260,430	257,695	254,012	253,386
Average retail core deposits (3)	216,031	212,440	213,588	212,921	210,729

Net interest margin	4.93%	4.79%	4.76%	4.85%	4.84%

At Quarter End
Securities available for sale	$42,629	$52,635	$71,420	$51,195	$41,834
Loans	319,116	307,491	300,622	306,676	310,837
Allowance for loan losses	3,764	3,799	3,851	3,845	3,871
Goodwill	11,275	11,192	11,091	11,050	10,787
Assets	481,996	483,441	499,516	492,428	481,741
Core deposits (2)	270,224	260,793	260,427	258,142	253,341
Stockholders’ equity	45,876	44,862	41,894	41,961	40,660

Capital ratios
Stockholders’ equity to assets	9.52%	9.28%	8.39%	8.52%	8.44%
Risk-based capital (4)
Tier 1 capital	8.95	8.74	8.35	8.30	8.26
Total capital	12.50	12.34	11.82	11.49	11.64
Tier 1 leverage (4)	7.89	7.41	6.99	7.13	6.99

Book value per common share	$13.58	$13.30	$12.46	$12.50	$12.12

Team members (active, full-time equivalent)	158,000	156,400	154,300	152,000	153,500

Common Stock Price
High	$36.99	$36.89	$34.86	$32.76	$32.35
Low	34.90	33.36	31.90	30.31	28.81
Period end	35.56	36.18	33.54	31.94	31.42

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(4)	The December 31, 2006, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions, except per share amounts)	2006	2005	Change	2006	2005	Change

INTEREST INCOME
Trading assets	$46	$48	(4)%	$225	$190	18%
Securities available for sale	726	594	22	3,278	1,921	71
Mortgages held for sale	627	628	—	2,746	2,213	24
Loans held for sale	13	10	30	47	146	(68)
Loans	6,701	5,901	14	25,611	21,260	20
Other interest income	118	63	87	332	232	43

Total interest income	8,231	7,244	14	32,239	25,962	24

INTEREST EXPENSE
Deposits	1,901	1,331	43	7,174	3,848	86
Short-term borrowings	162	242	(33)	992	744	33
Long-term debt	1,118	832	34	4,122	2,866	44

Total interest expense	3,181	2,405	32	12,288	7,458	65

NET INTEREST INCOME	5,050	4,839	4	19,951	18,504	8
Provision for credit losses	726	703	3	2,204	2,383	(8)

Net interest income after provision for credit losses	4,324	4,136	5	17,747	16,121	10

NONINTEREST INCOME
Service charges on deposit accounts	695	655	6	2,690	2,512	7
Trust and investment fees	735	623	18	2,737	2,436	12
Card fees	481	394	22	1,747	1,458	20
Other fees	550	478	15	2,057	1,929	7
Mortgage banking	677	628	8	2,311	2,422	(5)
Operating leases	190	200	(5)	783	812	(4)
Insurance	299	272	10	1,340	1,215	10
Net gains (losses) on debt securities available for sale	51	(124)	—	(19)	(120)	(84)
Net gains from equity investments	256	93	175	738	511	44
Other	429	434	(1)	1,356	1,270	7

Total noninterest income	4,363	3,653	19	15,740	14,445	9

NONINTEREST EXPENSE
Salaries	1,812	1,613	12	7,007	6,215	13
Incentive compensation	793	663	20	2,885	2,366	22
Employee benefits	501	428	17	2,035	1,874	9
Equipment	339	328	3	1,252	1,267	(1)
Net occupancy	367	344	7	1,405	1,412	—
Operating leases	157	161	(2)	630	635	(1)
Other	1,442	1,346	7	5,528	5,249	5

Total noninterest expense	5,411	4,883	11	20,742	19,018	9

INCOME BEFORE INCOME TAX EXPENSE	3,276	2,906	13	12,745	11,548	10
Income tax expense	1,095	976	12	4,263	3,877	10

NET INCOME	$2,181	$1,930	13	$8,482	$7,671	11

EARNINGS PER COMMON SHARE	$0.65	$0.57	14	$2.52	$2.27	11

DILUTED EARNINGS PER COMMON SHARE	$0.64	$0.57	12	$2.49	$2.25	11

DIVIDENDS DECLARED PER COMMON SHARE	$0.28	$0.26	8	$1.08	$1.00	8

Average common shares outstanding	3,379.4	3,350.8	1	3,368.3	3,372.5	—
Diluted average common shares outstanding	3,424.0	3,387.8	1	3,410.1	3,410.9	—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions, except per share amounts)	2006	2006	2006	2006	2005

INTEREST INCOME
Trading assets	$46	$45	$65	$69	$48
Securities available for sale	726	1,014	875	663	594
Mortgages held for sale	627	702	808	609	628
Loans held for sale	13	12	11	11	10
Loans	6,701	6,555	6,245	6,110	5,901
Other interest income	118	71	73	70	63

Total interest income	8,231	8,399	8,077	7,532	7,244

INTEREST EXPENSE
Deposits	1,901	1,997	1,794	1,482	1,331
Short-term borrowings	162	271	289	270	242
Long-term debt	1,118	1,084	1,010	910	832

Total interest expense	3,181	3,352	3,093	2,662	2,405

NET INTEREST INCOME	5,050	5,047	4,984	4,870	4,839
Provision for credit losses	726	613	432	433	703

Net interest income after provision for credit losses	4,324	4,434	4,552	4,437	4,136

NONINTEREST INCOME
Service charges on deposit accounts	695	707	665	623	655
Trust and investment fees	735	664	675	663	623
Card fees	481	464	418	384	394
Other fees	550	509	510	488	478
Mortgage banking	677	484	735	415	628
Operating leases	190	192	200	201	200
Insurance	299	313	364	364	272
Net gains (losses) on debt securities available for sale	51	121	(156)	(35)	(124)
Net gains from equity investments	256	159	133	190	93
Other	429	274	261	392	434

Total noninterest income	4,363	3,887	3,805	3,685	3,653

NONINTEREST EXPENSE
Salaries	1,812	1,769	1,754	1,672	1,613
Incentive compensation	793	710	714	668	663
Employee benefits	501	458	487	589	428
Equipment	339	294	284	335	328
Net occupancy	367	357	345	336	344
Operating leases	157	155	157	161	161
Other	1,442	1,338	1,435	1,313	1,346

Total noninterest expense	5,411	5,081	5,176	5,074	4,883

INCOME BEFORE INCOME TAX EXPENSE	3,276	3,240	3,181	3,048	2,906
Income tax expense	1,095	1,046	1,092	1,030	976

NET INCOME	$2,181	$2,194	$2,089	$2,018	$1,930

EARNINGS PER COMMON SHARE	$0.65	$0.65	$0.62	$0.60	$0.57

DILUTED EARNINGS PER COMMON SHARE	$0.64	$0.64	$0.61	$0.60	$0.57

DIVIDENDS DECLARED PER COMMON SHARE	$0.28	$—	$0.54	$0.26	$0.26

Average common shares outstanding	3,379.4	3,371.9	3,363.8	3,358.3	3,350.8
Diluted average common shares outstanding	3,424.0	3,416.0	3,404.4	3,395.7	3,387.8

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	December 31,		%
(in millions, except shares)	2006	2005	Change

ASSETS
Cash and due from banks	$15,028	$15,397	(2)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	6,078	5,306	15
Trading assets	5,607	10,905	(49)
Securities available for sale	42,629	41,834	2
Mortgages held for sale	33,097	40,534	(18)
Loans held for sale	721	612	18

Loans	319,116	310,837	3
Allowance for loan losses	(3,764)	(3,871)	(3)

Net loans	315,352	306,966	3

Mortgage servicing rights:
Measured at fair value (residential MSRs beginning 2006)	17,591	—	—
Amortized	377	12,511	(97)
Premises and equipment, net	4,698	4,417	6
Goodwill	11,275	10,787	5
Other assets	29,543	32,472	(9)

Total assets	$481,996	$481,741	—

LIABILITIES
Noninterest-bearing deposits	$89,119	$87,712	2
Interest-bearing deposits	221,124	226,738	(2)

Total deposits	310,243	314,450	(1)
Short-term borrowings	12,829	23,892	(46)
Accrued expenses and other liabilities	25,903	23,071	12
Long-term debt	87,145	79,668	9

Total liabilities	436,120	441,081	(1)

STOCKHOLDERS’ EQUITY
Preferred stock	384	325	18
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 3,472,762,050 shares	5,788	5,788	—
Additional paid-in capital	7,739	7,040	10
Retained earnings	35,277	30,580	15
Cumulative other comprehensive income	302	665	(55)
Treasury stock — 95,612,189 shares and 117,595,986 shares	(3,203)	(3,390)	(6)
Unearned ESOP shares	(411)	(348)	18

Total stockholders’ equity	45,876	40,660	13

Total liabilities and stockholders’ equity	$481,996	$481,741	—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2006	2006	2006	2006	2005

ASSETS
Cash and due from banks	$15,028	$12,591	$14,069	$13,224	$15,397
Federal funds sold, securities purchased under resale agreements and other short-term investments	6,078	4,079	5,367	4,954	5,306
Trading assets	5,607	5,300	7,344	9,930	10,905
Securities available for sale	42,629	52,635	71,420	51,195	41,834
Mortgages held for sale	33,097	39,913	39,714	43,521	40,534
Loans held for sale	721	617	594	629	612

Loans	319,116	307,491	300,622	306,676	310,837
Allowance for loan losses	(3,764)	(3,799)	(3,851)	(3,845)	(3,871)

Net loans	315,352	303,692	296,771	302,831	306,966

Mortgage servicing rights:
Measured at fair value (residential MSRs beginning 2006)	17,591	17,712	15,650	13,800	—
Amortized	377	328	175	142	12,511
Premises and equipment, net	4,698	4,645	4,529	4,493	4,417
Goodwill	11,275	11,192	11,091	11,050	10,787
Other assets	29,543	30,737	32,792	36,659	32,472

Total assets	$481,996	$483,441	$499,516	$492,428	$481,741

LIABILITIES
Noninterest-bearing deposits	$89,119	$86,849	$89,448	$88,701	$87,712
Interest-bearing deposits	221,124	227,470	237,004	219,604	226,738

Total deposits	310,243	314,319	326,452	308,305	314,450
Short-term borrowings	12,829	13,800	13,619	21,350	23,892
Accrued expenses and other liabilities	25,903	26,369	33,794	36,312	23,071
Long-term debt	87,145	84,091	83,757	84,500	79,668

Total liabilities	436,120	438,579	457,622	450,467	441,081

STOCKHOLDERS’ EQUITY
Preferred stock	384	465	548	634	325
Common stock	5,788	5,788	5,788	5,788	5,788
Additional paid-in capital	7,739	7,667	7,562	7,479	7,040
Retained earnings	35,277	34,080	31,964	31,750	30,580
Cumulative other comprehensive income	302	633	155	576	665
Treasury stock	(3,203)	(3,273)	(3,537)	(3,587)	(3,390)
Unearned ESOP shares	(411)	(498)	(586)	(679)	(348)

Total stockholders’ equity	45,876	44,862	41,894	41,961	40,660

Total liabilities and stockholders’ equity	$481,996	$483,441	$499,516	$492,428	$481,741

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2006	2006	2006	2006	2005

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$7,751	$4,247	$4,855	$5,192	$5,158
Trading assets	3,950	3,880	5,938	6,099	5,061
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	786	912	935	866	1,051
Securities of U.S. states and political subdivisions	3,406	3,240	3,013	3,106	3,256
Mortgage-backed securities:
Federal agencies	31,718	47,009	40,160	27,718	23,545
Private collateralized mortgage obligations	5,130	7,696	7,176	6,562	8,060

Total mortgage-backed securities	36,848	54,705	47,336	34,280	31,605
Other debt securities (1)	6,406	6,865	6,246	5,280	4,843

Total debt securities available for sale (1)	47,446	65,722	57,530	43,532	40,755
Mortgages held for sale	37,878	42,369	51,675	39,523	42,036
Loans held for sale	659	622	585	651	603
Loans:
Commercial and commercial real estate:
Commercial	68,402	66,216	65,424	62,769	61,297
Other real estate mortgage	29,882	29,851	28,938	28,686	28,425
Real estate construction	15,775	15,073	14,517	13,850	13,040
Lease financing	5,500	5,385	5,429	5,436	5,347

Total commercial and commercial real estate	119,559	116,525	114,308	110,741	108,109
Consumer:
Real estate 1-4 family first mortgage	50,836	50,138	55,019	74,383	76,233
Real estate 1-4 family junior lien mortgage	68,208	65,991	62,740	59,972	58,157
Credit card	13,737	12,810	11,947	11,765	11,326
Other revolving credit and installment	53,206	51,988	50,098	48,329	46,593

Total consumer	185,987	180,927	179,804	194,449	192,309
Foreign	6,620	6,528	6,276	5,942	5,278

Total loans (2)	312,166	303,980	300,388	311,132	305,696
Other	1,333	1,348	1,363	1,389	1,415

Total earning assets	$411,183	$422,168	$422,334	$407,518	$400,724

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,477	$4,370	$4,288	$4,069	$3,797
Market rate and other savings	135,673	132,906	134,182	134,228	132,042
Savings certificates	36,382	33,909	30,308	28,718	26,610
Other time deposits	19,838	36,920	38,288	33,726	33,321
Deposits in foreign offices	24,425	22,303	20,898	15,152	14,347

Total interest-bearing deposits	220,795	230,408	227,964	215,893	210,117
Short-term borrowings	13,470	21,539	24,836	26,180	25,395
Long-term debt	85,809	84,112	84,486	81,686	79,169

Total interest-bearing liabilities	320,074	336,059	337,286	323,759	314,681
Portion of noninterest-bearing funding sources	91,109	86,109	85,048	83,759	86,043

Total funding sources	$411,183	$422,168	$422,334	$407,518	$400,724

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,379	$12,159	$12,437	$12,897	$13,508
Goodwill	11,259	11,156	11,075	10,963	10,780
Other	47,764	49,196	45,610	43,817	43,469

Total noninterest-earning assets	$71,402	$72,511	$69,122	$67,677	$67,757

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$91,259	$89,245	$88,917	$86,997	$90,937
Other liabilities	25,687	25,839	22,835	23,320	23,049
Stockholders’ equity	45,565	43,536	42,418	41,119	39,814
Noninterest-bearing funding sources used to fund earning assets	(91,109)	(86,109)	(85,048)	(83,759)	(86,043)

Net noninterest-bearing funding sources	$71,402	$72,511	$69,122	$67,677	$67,757

TOTAL ASSETS	$482,585	$494,679	$491,456	$475,195	$468,481

(1)	Includes certain preferred securities.

(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Year ended December 31,
(in millions)	2006	2005

Balance, beginning of period	$40,660	$37,866
Cumulative effect from adoption of FAS 156	101	—
Net income	8,482	7,671
Other comprehensive income (loss), net of tax, related to:
Foreign currency translation adjustments	—	5
Investment securities and other interests held	(31)	(298)
Derivative instruments and hedging activities	70	8
Common stock issued	1,764	1,367
Common stock issued for acquisitions	—	122
Common stock repurchased	(1,965)	(3,159)
Preferred stock released to ESOP	355	307
Common stock dividends	(3,641)	(3,375)
Adoption of FAS 158	(402)	—
Other, net	483	146

Balance, end of period	$45,876	$40,660

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2006	2006	2006	2006	2005

Commercial and commercial real estate:
Commercial	$70,404	$66,797	$66,014	$63,836	$61,552
Other real estate mortgage	30,112	29,914	29,281	28,754	28,545
Real estate construction	15,935	15,397	14,764	14,308	13,406
Lease financing	5,614	5,443	5,301	5,402	5,400

Total commercial and commercial real estate	122,065	117,551	115,360	112,300	108,903
Consumer:
Real estate 1-4 family first mortgage	53,228	49,765	50,491	66,106	77,768
Real estate 1-4 family junior lien mortgage	68,926	67,185	64,727	61,115	59,143
Credit card	14,697	13,343	12,387	11,618	12,009
Other revolving credit and installment	53,534	53,080	51,236	49,295	47,462

Total consumer	190,385	183,373	178,841	188,134	196,382
Foreign	6,666	6,567	6,421	6,242	5,552

Total loans (net of unearned income)	$319,116	$307,491	$300,622	$306,676	$310,837

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2006	2006	2006	2006	2005

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$331	$256	$253	$256	$286
Other real estate mortgage	105	116	137	163	165
Real estate construction	78	90	31	21	31
Lease financing	29	27	26	31	45

Total commercial and commercial real estate	543	489	447	471	527
Consumer:
Real estate 1-4 family first mortgage	688	595	585	508	471
Real estate 1-4 family junior lien mortgage	212	200	179	190	144
Other revolving credit and installment	180	167	139	188	171

Total consumer	1,080	962	903	886	786
Foreign	43	38	45	37	25

Total nonaccrual loans	1,666	1,489	1,395	1,394	1,338
As a percentage of total loans	0.52%	0.48%	0.46%	0.45%	0.43%

Foreclosed assets:
GNMA loans (1)	322	266	238	227	—
Other	423	342	275	228	191
Real estate and other nonaccrual investments (2)	5	3	9	—	2

Total nonaccrual loans and other assets	$2,416	$2,100	$1,917	$1,849	$1,531

As a percentage of total loans	0.76%	0.68%	0.64%	0.60%	0.49%

(1)	As a result of a change in regulatory reporting requirements effective January 1, 2006, foreclosed real estate securing Government National Mortgage Association (GNMA) loans has been classified as nonperforming. These assets are fully collectible because the corresponding GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

(2)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Year ended

	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(in millions)	2006	2006	2005	2006	2005

Balance, beginning of period	$3,978	$4,035	$4,057	$4,057	$3,950

Provision for credit losses	726	613	703	2,204	2,383

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(139)	(103)	(135)	(414)	(406)
Other real estate mortgage	(2)	(1)	(1)	(5)	(7)
Real estate construction	(1)	(1)	—	(2)	(6)
Lease financing	(8)	(6)	(8)	(30)	(35)

Total commercial and commercial real estate	(150)	(111)	(144)	(451)	(454)
Consumer:
Real estate 1-4 family first mortgage	(22)	(30)	(28)	(103)	(111)
Real estate 1-4 family junior lien mortgage	(56)	(36)	(36)	(154)	(136)
Credit card	(154)	(133)	(164)	(505)	(553)
Other revolving credit and installment	(513)	(501)	(465)	(1,685)	(1,480)

Total consumer	(745)	(700)	(693)	(2,447)	(2,280)
Foreign	(59)	(74)	(82)	(281)	(298)

Total loan charge-offs	(954)	(885)	(919)	(3,179)	(3,032)

Loan recoveries:
Commercial and commercial real estate:
Commercial	27	26	31	111	133
Other real estate mortgage	5	8	3	19	16
Real estate construction	1	—	6	3	13
Lease financing	5	4	5	21	21

Total commercial and commercial real estate	38	38	45	154	183
Consumer:
Real estate 1-4 family first mortgage	6	8	6	26	21
Real estate 1-4 family junior lien mortgage	9	9	9	36	31
Credit card	24	23	22	96	86
Other revolving credit and installment	136	124	115	537	365

Total consumer	175	164	152	695	503
Foreign	15	20	19	76	63

Total loan recoveries	228	222	216	925	749

Net loan charge-offs	(726)	(663)	(703)	(2,254)	(2,283)

Other	(14)	(7)	—	(43)	7

Balance, end of period	$3,964	$3,978	$4,057	$3,964	$4,057

Components:
Allowance for loan losses	$3,764	$3,799	$3,871	$3,764	$3,871
Reserve for unfunded credit commitments	200	179	186	200	186

Allowance for credit losses	$3,964	$3,978	$4,057	$3,964	$4,057

Net loan charge-offs (annualized) as a percentage of average total loans	0.92%	0.86%	0.91%	0.73%	0.77%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2006	2006	2006	2006	2005

Balance, beginning of quarter	$3,978	$4,035	$4,025	$4,057	$4,057

Provision for credit losses	726	613	432	433	703

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(139)	(103)	(93)	(79)	(135)
Other real estate mortgage	(2)	(1)	(1)	(1)	(1)
Real estate construction	(1)	(1)	—	—	—
Lease financing	(8)	(6)	(7)	(9)	(8)

Total commercial and commercial real estate	(150)	(111)	(101)	(89)	(144)
Consumer:
Real estate 1-4 family first mortgage	(22)	(30)	(22)	(29)	(28)
Real estate 1-4 family junior lien mortgage	(56)	(36)	(28)	(34)	(36)
Credit card	(154)	(133)	(113)	(105)	(164)
Other revolving credit and installment	(513)	(501)	(349)	(322)	(465)

Total consumer	(745)	(700)	(512)	(490)	(693)
Foreign	(59)	(74)	(74)	(74)	(82)

Total loan charge-offs	(954)	(885)	(687)	(653)	(919)

Loan recoveries:
Commercial and commercial real estate:
Commercial	27	26	31	27	31
Other real estate mortgage	5	8	5	1	3
Real estate construction	1	—	1	1	6
Lease financing	5	4	6	6	5

Total commercial and commercial real estate	38	38	43	35	45
Consumer:
Real estate 1-4 family first mortgage	6	8	9	3	6
Real estate 1-4 family junior lien mortgage	9	9	10	8	9
Credit card	24	23	25	24	22
Other revolving credit and installment	136	124	148	129	115

Total consumer	175	164	192	164	152
Foreign	15	20	20	21	19

Total loan recoveries	228	222	255	220	216

Net loan charge-offs	(726)	(663)	(432)	(433)	(703)

Other	(14)	(7)	10	(32)	—

Balance, end of quarter	$3,964	$3,978	$4,035	$4,025	$4,057

Components:
Allowance for loan losses	$3,764	$3,799	$3,851	$3,845	$3,871
Reserve for unfunded credit commitments	200	179	184	180	186

Allowance for credit losses	$3,964	$3,978	$4,035	$4,025	$4,057

Net loan charge-offs (annualized) as a percentage of average total loans	0.92%	0.86%	0.58%	0.56%	0.91%

Allowance for loan losses as a percentage of:
Total loans	1.18%	1.24%	1.28%	1.25%	1.25%
Nonaccrual loans	226	255	276	276	289
Nonaccrual loans and other assets	156	181	201	208	253

Allowance for credit losses as a percentage of:
Total loans	1.24%	1.29%	1.34%	1.31%	1.31%
Nonaccrual loans	238	267	289	289	303
Nonaccrual loans and other assets	164	189	210	218	265

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended December 31		,	%	Year ended December 31		,	%
(in millions)	2006	2005		Change	2006	2005		Change

Service charges on deposit accounts	$695	$655		6%	$2,690	$2,512		7%

Trust and investment fees:
Trust, investment and IRA fees	525	481		9	2,033	1,855		10
Commissions and all other fees	210	142		48	704	581		21

Total trust and investment fees	735	623		18	2,737	2,436		12

Card fees	481	394		22	1,747	1,458		20

Other fees:
Cash network fees	44	45		(2)	184	180		2
Charges and fees on loans	241	237		2	976	1,022		(5)
All other	265	196		35	897	727		23

Total other fees	550	478		15	2,057	1,929		7

Mortgage banking:
Servicing income, net	314	257		22	893	987		(10)
Net gains on mortgage loan origination/sales activities	305	269		13	1,116	1,085		3
All other	58	102		(43)	302	350		(14)

Total mortgage banking	677	628		8	2,311	2,422		(5)

Operating leases	190	200		(5)	783	812		(4)
Insurance	299	272		10	1,340	1,215		10
Trading assets	213	180		18	544	571		(5)
Net gains (losses) on debt securities available for sale	51	(124)		—	(19)	(120)		(84)
Net gains from equity investments	256	93		175	738	511		44
All other	216	254		(15)	812	699		16

Total	$4,363	$3,653		19	$15,740	$14,445		9

NONINTEREST EXPENSE

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2006	2005	Change	2006	2005	Change

Salaries	$1,812	$1,613	12%	$7,007	$6,215	13%
Incentive compensation	793	663	20	2,885	2,366	22
Employee benefits	501	428	17	2,035	1,874	9
Equipment	339	328	3	1,252	1,267	(1)
Net occupancy	367	344	7	1,405	1,412	—
Operating leases	157	161	(2)	630	635	(1)
Outside professional services	273	253	8	942	835	13
Contract services	165	153	8	579	596	(3)
Travel and entertainment	141	134	5	542	481	13
Advertising and promotion	102	109	(6)	456	443	3
Outside data processing	113	108	5	437	449	(3)
Postage	77	69	12	312	281	11
Telecommunications	66	65	2	279	278	—
Insurance	39	28	39	257	224	15
Stationery and supplies	60	57	5	223	205	9
Operating losses	40	38	5	180	194	(7)
Security	49	42	17	179	167	7
Core deposit intangibles	27	30	(10)	112	123	(9)
Charitable donations	8	13	(38)	59	61	(3)
Net losses from debt extinguishment	30	12	150	24	11	118
All other	252	235	7	947	901	5

Total	$5,411	$4,883	11	$20,742	$19,018	9

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2006	2006	2006	2006	2005

Service charges on deposit accounts	$695	$707	$665	$623	$655

Trust and investment fees:
Trust, investment and IRA fees	525	508	509	491	481
Commissions and all other fees	210	156	166	172	142

Total trust and investment fees	735	664	675	663	623

Card fees	481	464	418	384	394

Other fees:
Cash network fees	44	48	48	44	45
Charges and fees on loans	241	244	249	242	237
All other	265	217	213	202	196

Total other fees	550	509	510	488	478

Mortgage banking:
Servicing income, net	314	188	310	81	257
Net gains on mortgage loan origination/sales activities	305	179	359	273	269
All other	58	117	66	61	102

Total mortgage banking	677	484	735	415	628

Operating leases	190	192	200	201	200
Insurance	299	313	364	364	272
Trading assets	213	106	91	134	180
Net gains (losses) on debt securities available for sale	51	121	(156)	(35)	(124)
Net gains from equity investments	256	159	133	190	93
All other	216	168	170	258	254

Total	$4,363	$3,887	$3,805	$3,685	$3,653

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2006	2006	2006	2006	2005

Salaries	$1,812	$1,769	$1,754	$1,672	$1,613
Incentive compensation	793	710	714	668	663
Employee benefits	501	458	487	589	428
Equipment	339	294	284	335	328
Net occupancy	367	357	345	336	344
Operating leases	157	155	157	161	161
Outside professional services	273	240	236	193	253
Contract services	165	143	139	132	153
Travel and entertainment	141	132	139	130	134
Advertising and promotion	102	123	125	106	109
Outside data processing	113	111	109	104	108
Postage	77	75	79	81	69
Telecommunications	66	70	73	70	65
Insurance	39	43	99	76	28
Stationery and supplies	60	57	55	51	57
Operating losses	40	33	45	62	38
Security	49	43	44	43	42
Core deposit intangibles	27	28	28	29	30
Charitable donations	8	15	19	17	13
Net losses (gains) from debt extinguishment	30	(2)	(2)	(2)	12
All other	252	227	247	221	235

Total	$5,411	$5,081	$5,176	$5,074	$4,883

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2006			2005
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$7,751	5.19%	$102	$5,158	3.64%	$47
Trading assets	3,950	5.12	50	5,061	3.82	48
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	786	4.28	9	1,051	3.90	10
Securities of U.S. states and political subdivisions	3,406	7.62	62	3,256	8.22	64
Mortgage-backed securities:
Federal agencies	31,718	6.20	483	23,545	5.94	347
Private collateralized mortgage obligations	5,130	6.19	78	8,060	5.71	114

Total mortgage-backed securities	36,848	6.20	561	31,605	5.88	461
Other debt securities (4)	6,406	7.20	115	4,843	6.79	82

Total debt securities available for sale (4)	47,446	6.40	747	40,755	6.12	617
Mortgages held for sale (3)	37,878	6.62	627	42,036	5.97	628
Loans held for sale (3)	659	7.60	13	603	6.41	10
Loans:
Commercial and commercial real estate:
Commercial	68,402	8.27	1,426	61,297	7.35	1,135
Other real estate mortgage	29,882	7.49	563	28,425	6.84	489
Real estate construction	15,775	8.07	321	13,040	7.26	239
Lease financing	5,500	5.66	78	5,347	5.77	77

Total commercial and commercial real estate	119,559	7.93	2,388	108,109	7.13	1,940
Consumer:
Real estate 1-4 family first mortgage	50,836	7.53	961	76,233	6.75	1,291
Real estate 1-4 family junior lien mortgage	68,208	8.16	1,403	58,157	7.28	1,067
Credit card	13,737	13.30	457	11,326	12.81	363
Other revolving credit and installment	53,206	9.67	1,297	46,593	9.13	1,071

Total consumer	185,987	8.80	4,118	192,309	7.84	3,792
Foreign	6,620	11.97	199	5,278	13.08	174

Total loans (5)	312,166	8.54	6,705	305,696	7.68	5,906
Other	1,333	5.17	18	1,415	4.49	16

Total earning assets	$411,183	8.01	8,262	$400,724	7.23	7,272

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,477	3.11	35	$3,797	1.79	17
Market rate and other savings	135,673	2.69	918	132,042	1.86	619
Savings certificates	36,382	4.33	398	26,610	3.26	219
Other time deposits	19,838	5.27	264	33,321	4.07	341
Deposits in foreign offices	24,425	4.65	286	14,347	3.71	135

Total interest-bearing deposits	220,795	3.42	1,901	210,117	2.51	1,331
Short-term borrowings	13,470	4.77	162	25,395	3.79	242
Long-term debt	85,809	5.20	1,120	79,169	4.19	832

Total interest-bearing liabilities	320,074	3.95	3,183	314,681	3.04	2,405
Portion of noninterest-bearing funding sources	91,109	—	—	86,043	—	—

Total funding sources	$411,183	3.08	3,183	$400,724	2.39	2,405

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.93%	$5,079		4.84%	$4,867

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,379			$13,508
Goodwill	11,259			10,780
Other	47,764			43,469

Total noninterest-earning assets	$71,402			$67,757

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$91,259			$90,937
Other liabilities	25,687			23,049
Stockholders’ equity	45,565			39,814
Noninterest-bearing funding sources used to fund earning assets	(91,109)			(86,043)

Net noninterest-bearing funding sources	$71,402			$67,757

TOTAL ASSETS	$482,585			$468,481

(1)	Our average prime rate was 8.25% and 6.97% for the quarters ended December 31, 2006 and 2005, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.37% and 4.34% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2006			2005
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,515	4.80%	$265	$5,448	3.01%	$164
Trading assets	4,958	4.95	245	5,411	3.52	190
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	875	4.36	39	997	3.81	38
Securities of U.S. states and political subdivisions	3,192	7.98	245	3,395	8.27	266
Mortgage-backed securities:
Federal agencies	36,691	6.04	2,206	19,768	6.02	1,162
Private collateralized mortgage obligations	6,640	6.57	430	5,128	5.60	283

Total mortgage-backed securities	43,331	6.12	2,636	24,896	5.94	1,445
Other debt securities (4)	6,204	7.10	439	3,846	7.10	266

Total debt securities available for sale (4)	53,602	6.31	3,359	33,134	6.24	2,015
Mortgages held for sale (3)	42,855	6.41	2,746	38,986	5.67	2,213
Loans held for sale (3)	630	7.40	47	2,857	5.10	146
Loans:
Commercial and commercial real estate:
Commercial	65,720	8.13	5,340	58,434	6.76	3,951
Other real estate mortgage	29,344	7.32	2,148	29,098	6.31	1,836
Real estate construction	14,810	7.94	1,175	11,086	6.67	740
Lease financing	5,437	5.72	311	5,226	5.91	309

Total commercial and commercial real estate	115,311	7.78	8,974	103,844	6.58	6,836
Consumer:
Real estate 1-4 family first mortgage	57,509	7.27	4,182	78,170	6.42	5,016
Real estate 1-4 family junior lien mortgage	64,255	7.98	5,126	55,616	6.61	3,679
Credit card	12,571	13.29	1,670	10,663	12.33	1,315
Other revolving credit and installment	50,922	9.60	4,889	43,102	8.80	3,794

Total consumer	185,257	8.57	15,867	187,551	7.36	13,804
Foreign	6,343	12.39	786	4,711	13.49	636

Total loans (5)	306,911	8.35	25,627	296,106	7.19	21,276
Other	1,357	4.97	68	1,581	4.34	68

Total earning assets	$415,828	7.79	32,357	$383,523	6.81	26,072

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,302	2.86	123	$3,607	1.43	51
Market rate and other savings	134,248	2.40	3,225	129,291	1.45	1,874
Savings certificates	32,355	3.91	1,266	22,638	2.90	656
Other time deposits	32,168	4.99	1,607	27,676	3.29	910
Deposits in foreign offices	20,724	4.60	953	11,432	3.12	357

Total interest-bearing deposits	223,797	3.21	7,174	194,644	1.98	3,848
Short-term borrowings	21,471	4.62	992	24,074	3.09	744
Long-term debt	84,035	4.91	4,124	79,137	3.62	2,866

Total interest-bearing liabilities	329,303	3.73	12,290	297,855	2.50	7,458
Portion of noninterest-bearing funding sources	86,525	—	—	85,668	—	—

Total funding sources	$415,828	2.96	12,290	$383,523	1.95	7,458

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.83%	$20,067		4.86%	$18,614

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,466			$13,173
Goodwill	11,114			10,705
Other	46,615			38,389

Total noninterest-earning assets	$70,195			$62,267

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$89,117			$87,218
Other liabilities	24,430			21,559
Stockholders’ equity	43,173			39,158
Noninterest-bearing funding sources used to fund earning assets	(86,525)			(85,668)

Net noninterest-bearing funding sources	$70,195			$62,267

TOTAL ASSETS	$486,023			$445,790

(1)	Our average prime rate was 7.96% and 6.19% for the years ended December 31, 2006 and 2005, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.20% and 3.56% for the same periods, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions,		Community		Wholesale		Wells Fargo		Consolidated
average balances in billions)		Banking		Banking		Financial		Company

Quarter ended December 31,	2006	2005	2006	2005	2006	2005	2006	2005

Net interest income	$3,248	$3,281	$787	$638	$1,015	$920	$5,050	$4,839
Provision for credit losses	275	285	25	7	426	411	726	703
Noninterest income	2,882	2,432	1,096	907	385	314	4,363	3,653
Noninterest expense	3,558	3,336	1,105	876	748	671	5,411	4,883

Income before income tax expense	2,297	2,092	753	662	226	152	3,276	2,906
Income tax expense	785	705	245	217	65	54	1,095	976

Net income	$1,512	$1,387	$508	$445	$161	$98	$2,181	$1,930

Average loans	$175.7	$190.5	$75.0	$64.7	$61.5	$50.5	$312.2	$305.7
Average assets (2)	311.9	313.8	97.9	92.8	67.0	56.1	482.6	468.5
Average core deposits	235.8	228.1	32.0	25.3	—	—	267.8	253.4

Year ended December 31,

Net interest income	$13,117	$12,702	$2,924	$2,393	$3,910	$3,409	$19,951	$18,504
Provision for credit losses	887	895	16	1	1,301	1,487	2,204	2,383
Noninterest income	9,915	9,418	4,310	3,756	1,515	1,271	15,740	14,445
Noninterest expense	13,822	12,972	4,114	3,487	2,806	2,559	20,742	19,018

Income before income tax expense	8,323	8,253	3,104	2,661	1,318	634	12,745	11,548
Income tax expense	2,792	2,780	1,018	872	453	225	4,263	3,877

Net income	$5,531	$5,473	$2,086	$1,789	$865	$409	$8,482	$7,671

Average loans	$178.0	$187.0	$71.4	$62.2	$57.5	$46.9	$306.9	$296.1
Average assets (2)	320.2	297.7	97.1	89.6	62.9	52.7	486.0	445.8
Average core deposits	231.4	218.2	28.5	24.6	0.1	—	260.0	242.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the insurance business into Wholesale Banking in first quarter 2006, results for prior periods have been revised.

(2)	The Consolidated Company balance includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(income/expense in millions, average balances in billions)	2006	2006	2006	2006	2005

COMMUNITY BANKING
Net interest income	$3,248	$3,292	$3,321	$3,256	$3,281
Provision for credit losses	275	236	187	189	285
Noninterest income	2,882	2,492	2,398	2,143	2,432
Noninterest expense	3,558	3,392	3,485	3,387	3,336

Income before income tax expense	2,297	2,156	2,047	1,823	2,092
Income tax expense	785	683	711	613	705

Net income	$1,512	$1,473	$1,336	$1,210	$1,387

Average loans	$175.7	$172.5	$173.9	$190.4	$190.5
Average assets	311.9	326.7	327.2	314.8	313.8
Average core deposits	235.8	231.2	230.7	228.0	228.1

WHOLESALE BANKING
Net interest income	$787	$751	$706	$680	$638
Provision (reversal of provision) for credit losses	25	—	(7)	(2)	7
Noninterest income	1,096	1,033	1,085	1,096	907
Noninterest expense	1,105	999	1,018	992	876

Income before income tax expense	753	785	780	786	662
Income tax expense	245	258	257	258	217

Net income	$508	$527	$523	$528	$445

Average loans	$75.0	$72.3	$70.4	$67.6	$64.7
Average assets	97.9	97.5	97.2	95.9	92.8
Average core deposits	32.0	29.1	26.9	25.9	25.3

WELLS FARGO FINANCIAL
Net interest income	$1,015	$1,004	$957	$934	$920
Provision for credit losses	426	377	252	246	411
Noninterest income	385	362	322	446	314
Noninterest expense	748	690	673	695	671

Income before income tax expense	226	299	354	439	152
Income tax expense	65	105	124	159	54

Net income	$161	$194	$230	$280	$98

Average loans	$61.5	$59.2	$56.1	$53.1	$50.5
Average assets	67.0	64.7	61.3	58.7	56.1
Average core deposits	—	0.1	0.1	0.1	—

CONSOLIDATED COMPANY
Net interest income	$5,050	$5,047	$4,984	$4,870	$4,839
Provision for credit losses	726	613	432	433	703
Noninterest income	4,363	3,887	3,805	3,685	3,653
Noninterest expense	5,411	5,081	5,176	5,074	4,883

Income before income tax expense	3,276	3,240	3,181	3,048	2,906
Income tax expense	1,095	1,046	1,092	1,030	976

Net income	$2,181	$2,194	$2,089	$2,018	$1,930

Average loans	$312.2	$304.0	$300.4	$311.1	$305.7
Average assets (2)	482.6	494.7	491.5	475.2	468.5
Average core deposits	267.8	260.4	257.7	254.0	253.4

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the insurance business into Wholesale Banking in first quarter 2006, results for prior periods have been revised.

(2)	The Consolidated Company includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

Effective January 1, 2006, upon adoption of FAS 156, we remeasured our residential mortgage servicing rights (MSRs) at fair value and recognized a pre-tax adjustment of $158 million to residential MSRs and recorded a corresponding cumulative effect adjustment of $101 million (after tax) to the 2006 beginning balance of retained earnings in our Statement of Changes in Stockholders’ Equity. The table below reconciles the December 31, 2005, and the January 1, 2006, balance of MSRs.

	Residential	Commercial	Total
(in millions)	MSRs	MSRs	MSRs

Balance at December 31, 2005	$12,389	$122	$12,511
Remeasurement upon adoption of FAS 156	158	—	158

Balance at January 1, 2006	$12,547	$122	$12,669

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2006	2006	2006

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$17,712	$15,650	$13,800	$12,547
Purchases	222	2,907	511	219
Servicing from securitizations or asset transfers	843	965	1,310	989
Sales	(469)	—	—	—

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	66	(1,147)	550	522
Other changes in fair value (2)	(783)	(663)	(521)	(477)

Fair value, end of quarter	$17,591	$17,712	$15,650	$13,800

(1) Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.
(2) Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2006	2006	2006	2006	2005

Amortized MSRs:
Balance, beginning of quarter	$328	$175	$142	$122	$11,953
Purchases	53	161	39	25	912
Servicing from securitizations or asset transfers	9	2	—	—	888
Amortization	(13)	(10)	(6)	(5)	(486)
Other (includes changes due to hedging)	—	—	—	—	431

Balance, end of quarter	$377	$328	$175	$142	$13,698

Valuation allowance:
Balance, beginning of quarter	$—	$—	$—	$—	$1,242
Reversal of provision for MSRs in excess of fair value	—	—	—	—	(55)

Balance, end of quarter	$—	$—	$—	$—	$1,187

Amortized MSRs, net	$377	$328	$175	$142	$12,511

Fair value of amortized MSRs:
Beginning of quarter	$440	$252	$205	$146	$10,845
End of quarter	457	440	252	205	12,693

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2006	2006	2006	2006	2005

Servicing income, net:
Servicing fees (1)	$1,011	$947	$820	$747	$675
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	66	(1,147)	550	522	—
Other changes in fair value (3)	(783)	(663)	(521)	(477)	—
Amortization	(13)	(10)	(6)	(5)	(486)
Reversal of provision for MSRs in excess of fair value	—	—	—	—	55
Net derivative gains (losses):
Fair value accounting hedges (4)	—	—	—	—	(176)
Economic hedges (5)	33	1,061	(533)	(706)	189

Total servicing income, net	$314	$188	$310	$81	$257

Market-related valuation changes to MSRs, net of hedge results (2) + (5)	$99	$(86)	$17	$(184)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Results related to MSRs fair value hedging activities under FAS 133, Accounting for Derivative Instruments and Hedging Activities (as amended), consist of gains and losses excluded from the evaluation of hedge effectiveness and the ineffective portion of the change in the value of these derivatives. Gains and losses excluded from the evaluation of hedge effectiveness are those caused by market conditions (volatility) and the spread between spot and forward rates priced into the derivative contracts (the passage of time).

(5)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2006	2006	2006	2006	2005

Managed servicing portfolio:
Loans serviced for others (1)	$1,280	$1,235	$1,020	$931	$871
Owned loans serviced (2)	86	90	90	110	118

Total owned servicing	1,366	1,325	1,110	1,041	989
Sub-servicing	19	20	23	25	27

Total managed servicing portfolio	$1,385	$1,345	$1,133	$1,066	$1,016

Ratio of MSRs to related loans serviced for others	1.41%	1.46%	1.55%	1.50%	1.44%

Weighted-average note rate (owned servicing only)	5.92%	5.86%	5.80%	5.75%	5.72%

(1)	Consists of 1-4 family first mortgage and commercial mortgage loans.

(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2006	2006	2006	2006	2005

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$90	$95	$108	$95	$89
Refinances as a percentage of applications	40%	41%	34%	39%	43%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$48	$55	$63	$59	$50

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2006	2006	2006	2006	2005

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$29	$29	$33	$26	$34
Correspondent/Wholesale (2)	46	63	70	53	64
Home equity loans and lines	9	10	11	9	12
Wells Fargo Financial	3	2	2	3	3

Total	$87	$104	$116	$91	$113

Year-to-date	$398	$311	$207	$91	$366

(1)	Consists of residential real estate originations from all Wells Fargo channels.

(2)	Includes $17 billion, $27 billion, $35 billion, $25 billion, $25 billion of co-issue volume, respectively. Under co-issue arrangements, Wells Fargo becomes the servicer when the correspondent securitizes the related loans.